As filed with the Securities and Exchange Commission on May 4, 2012.

SEC File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CRESCENT FINANCIAL BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	6022	45-2915089
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3600 Glenwood Avenue, Suite 300

Raleigh, North Carolina 27612

(919) 659-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan Hornaday

Corporate Secretary

3600 Glenwood Avenue, Suite 300

Raleigh, North Carolina 27612

(919) 659-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Kenneth L. Henderson, Esq.

Bryan Cave LLP

1290 Avenue of the Americas

New York, New York 10104

Tel (212) 541-2000

Fax (212) 541-4630

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Fixed Rate Cumulative Perpetual Preferred Stock, Series A (2)	24,900 shares	$1,000.00	$24,900,000.00	$2,853.54	(3)
Depositary Shares (2)	—	—	—	—
Total	24,900 shares	$1,000.00	$24,900,000.00	$2,853.54

(1)	Represents the liquidation preference amount per share of the preferred stock being registered for resale (the “Series A Preferred Stock”), which we sold to the United States Department of the Treasury (“Treasury”) pursuant to Treasury’s Troubled Asset Relief Program Capital Purchase Program.

(2)	In the event Treasury requests that we deposit the shares of Series A Preferred Stock with a depositary pursuant to a depositary arrangement, depositary shares evidencing fractional shares of the Series A Preferred Stock may be sold pursuant to this registration statement in lieu of whole shares of Series A Preferred Stock.

(3)	Calculated in accordance with Rule 457(a).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 4, 2012

PROSPECTUS

CRESCENT FINANCIAL BANCSHARES, INC.

24,900 Shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A,
Liquidation Preference Amount $1,000 Per Share
(or Depositary Shares Evidencing Fractional Interests in Such Shares)

 Crescent Financial Bancshares, Inc. is the holding company for Crescent State Bank, a North Carolina state bank headquartered in Raleigh, North Carolina.

This prospectus relates to the potential resale from time to time by selling securityholders of 24,900 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, liquidation preference amount $1,000 per share, or, in the event such shares are deposited with a depositary as described in this prospectus, depositary shares evidencing fractional interests in such shares.

The shares of the Fixed Rate Cumulative Perpetual Preferred Stock, Series A, or CFC Preferred Stock, were originally issued by our predecessor, Crescent Financial Corporation, on January 9, 2009 to the United States Department of the Treasury, which we refer to as Treasury or the initial selling securityholder, as part of Treasury’s Troubled Asset Relief Program Capital Purchase Program in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act. On November 15, 2011, in connection with a reincorporation of Crescent Financial Corporation, we assumed the obligations and responsibilities of our predecessor with respect to Treasury and issued to Treasury 24,900 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, or Series A Preferred Stock, in exchange for the previously issued 24,900 shares of CFC Preferred Stock, also in a transaction exempt from the registration requirements of the Securities Act.

Dividends on the shares of Series A Preferred Stock are payable quarterly in arrears on each February 15, May 15, August 15 and November 15. The initial dividend rate is 5% per annum for the first five years, and will increase to 9% per annum on and after February 15, 2014 if not otherwise redeemed earlier for cash by us. We deferred dividends on the Series A Preferred Stock in the first, second, third and fourth quarters of 2011 and in the first quarter of 2012. On April 12, 2012, we received approval from the Federal Reserve Bank of Richmond to (i) pay in full all amounts in arrears due to dividends on the Series A Preferred Stock deferred during 2011 and the first quarter of 2012, and (ii) the dividend payment on Series A Preferred Stock due during the second quarter of 2012. We may redeem the Series A Preferred Stock, at any time, in whole or in part, at our option, subject to prior approval by the appropriate federal banking agency, for cash, for a redemption price equal to the per share liquidation amount of $1,000, plus any accrued and unpaid dividends to but excluding the date fixed for redemption.

The initial selling securityholder and its successors, including transferees, to which we collectively refer as the selling securityholders, may offer the Series A Preferred Stock from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions. We will not receive any proceeds from the sale of securities by the selling securityholders.

The Series A Preferred Stock is not listed on any exchange, and, unless requested by the initial selling securityholder, we do not intend to list the Series A Preferred Stock on any exchange. Our common stock is traded on the Nasdaq Global Market under the symbol “CRFN.”

You should read this prospectus and any supplements carefully before you invest. Investing in our Series A Preferred Stock involves a high degree of risk. You should carefully consider the risk factors set forth in the section entitled “Risk Factors,” beginning on page 3 of this prospectus, and elsewhere in the documents we file with the Securities and Exchange Commission, or SEC, that are incorporated in this prospectus by reference, including our Annual Report on Form 10-K for the year ended December 31, 2011.

Neither the SEC nor any state securities commission has approved or disapproved our securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities will not be savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency or instrumentality.

The date of this prospectus is ________________, 2012

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ABOUT THIS PROSPECTUS

Unless the context requires otherwise, in this prospectus, we use the terms “we,” “us,” “our,” “Crescent” and the “Company” to refer to Crescent Financial Bancshares, Inc. The term “Bank” refers to our wholly-owned subsidiary, Crescent State Bank (unless the context indicates another meaning).

This prospectus is part of a registration statement we filed with the SEC, under which the selling securityholders may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus.

We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling securityholders. The prospectus supplement may add to, update or change information in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any applicable prospectus supplements together with the additional information described under the heading “Where You Can Find More Information.”

Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s website or at the SEC’s offices. The SEC’s website and street addresses are provided under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus or a supplement to this prospectus. We have not, and the selling securityholders have not, authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus, or in any document incorporated by reference is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our Series A Preferred Stock occurs.

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Where You Can Find More Information

This prospectus is a part of a registration statement on Form S-1 that we filed with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits to the registration statement and the documents incorporated by reference.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available on our website at http://www.crescentstatebank.com (the other information contained in, or that can be accessed through, our website is not a part of this prospectus or any prospectus supplement).

Incorporation of Certain Information by Reference

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus.

We incorporate by reference the documents listed below (except Items 2.02 and 7.01 of any Current Report on Form 8-K listed below, unless otherwise indicated in the Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on March 30, 2012;

•	our Current Reports on Form 8-K filed with the SEC since December 31, 2011; and

•	our Definitive Proxy on Schedule 14A filed on April 5, 2012.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded. The information contained in this prospectus should be read together with the information in the documents incorporated in this prospectus by reference.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered these incorporated documents without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, upon request received in writing or by telephone at the following address:

Jonathan Hornaday

Corporate Secretary
Crescent Financial Bancshares, Inc.
3600 Glenwood Avenue, Suite 300
Raleigh, North Carolina 27612
(919) 659-9000

These incorporated documents may also be available on our website at www.crescentstatebank.com. Except for incorporated documents, information contained on our website is not a prospectus and does not constitute part of this prospectus.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make certain forward-looking statements in this prospectus, any prospectus supplement, and in the documents incorporated by reference into this prospectus that are based upon our current expectations and projections about current events. You should not rely on forward-looking statements in this prospectus, any prospectus supplement, or the documents incorporated by reference. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of these safe harbor provisions. You can identify these statements from our use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, expected or anticipated revenue, results of operations and business of the Company that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulations; and other economic, competitive, governmental, regulatory, and technological factors affecting the Company’s operations, pricing, products and services.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, any prospectus supplement, and the documents we incorporate by reference, including our Annual Report on Form 10-K for the year ended December 31, 2011, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, any prospectus supplement, and the documents we incorporate by reference.

Because of these and other uncertainties, our actual future results, performance or achievements, or industry results, may be materially different from the results contemplated by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results. You should not place undue reliance on any forward-looking statement, which speak only as of the date they were made. We do not intend to update these forward-looking statements, even though our situation may change in the future, unless we are obligated to do so under the federal securities laws. We qualify all of our forward-looking statements by these cautionary statements.

iv

PROSPECTUS SUMMARY

This summary highlights selected information about Crescent and a general description of the securities that may be offered for resale by the selling securityholders. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities offered by the selling securityholders, you should carefully read this entire prospectus, including the “Risk Factors” section, any applicable prospectus supplement for these securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.

Crescent Financial Bancshares, Inc.

We are a holding company incorporated under the laws of Delaware on March 28, 2011 and a successor company to Crescent Financial Corporation (“CFC”) through a reincorporation of CFC which occurred on November 15, 2011 (the “Reincorporation”). In the Reincorporation, all shares of CFC’s outstanding common stock, $1.00 par value, were converted to shares of our common stock, $0.001 par value. CFC was a bank holding company incorporated under the laws of North Carolina on June 29, 2001. We operate for the primary purpose of serving as the holding company for the Bank.

The Bank was incorporated on December 22, 1998 as a North Carolina-chartered commercial bank and opened for business on December 31, 1998. The Bank operates fifteen (15) full service branch offices in the communities of Cary (2), Apex, Clayton, Holly Springs, Pinehurst, Raleigh (3), Southern Pines, Sanford, Garner, Wilmington (2) and Knightdale, North Carolina.

The Bank is a community bank focused on being the bank of choice for businesses, business owners, and professionals in the markets we serve. We are accomplishing this by creating mutually beneficial and robust relationships with our customers and positively impacting our communities. In addition to offering standard banking products and services, we build relationships with our customers by understanding their personal and business challenges and goals, and providing tangible solutions.

We offer a broad range of banking services, including checking and savings accounts, money market accounts, individual retirement accounts, certificates of deposit, commercial, consumer and personal loans, mortgage banking services and other associated financial services. These banking services are offered through our branch network and certain services are offered through our online banking platform. We believe that we operate in attractive banking markets with long-term growth potential.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2011. For instructions on how to find copies of these documents, see “Where You Can Find More Information”.

Our principal office is located at 3600 Glenwood Avenue, Suite 300, Raleigh, North Carolina 27612 and our telephone number is (919) 659-9000. Our website address is at www.crescentstatebank.com. Information on our website, or that can be accessed through our website, is not incorporated by reference into this prospectus and does not constitute part of this prospectus.

Securities Being Offered

On January 9, 2009, our predecessor, CFC, issued 24,900 shares of its CFC Preferred Stock pursuant to a Letter Agreement dated January 9, 2009, and the related Securities Purchase Agreement – Standard Terms, between CFC and Treasury (the “Securities Purchase Agreement”), as part of Treasury’s Troubled Asset Relief Program Capital Purchase Program. The issuance of the CFC Preferred Stock was completed in a private placement to Treasury exempt from the registration requirements of the Securities Act.

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On November 15, 2011, in connection with the Reincorporation, we, CFC and Treasury entered into a letter agreement (the “TARP Letter Agreement”) pursuant to which we assumed CFC’s covenants, agreements, and conditions under the Securities Purchase Agreement. Additionally, we issued to Treasury 24,900 shares of our Series A Preferred Stock in exchange for the previously issued 24,900 shares of CFC Preferred Stock. The terms of the Series A Preferred Stock are substantially identical to the previously outstanding CFC Preferred Stock, and the issuance of the Series A Preferred Stock was also exempt from the registration requirements of the Securities Act.

We are required under the terms of the Securities Purchase Agreement to register for resale the shares of the Series A Preferred Stock. This registration includes depositary shares, representing fractional interests in the Series A Preferred Stock, which may be resold pursuant to this prospectus in lieu of whole shares of Series A Preferred Stock in the event Treasury requests that we deposit the Series A Preferred Stock held by Treasury with a depositary under a depositary arrangement entered into in accordance with the Securities Purchase Agreement. See “Description of Depositary Shares.” The terms of the Series A Preferred Stock are described under “Description of Series A Preferred Stock.” The Securities Purchase Agreement and the TARP Letter Agreement are attached as Exhibit 10.1 to our Current Report on Form 8-K filed on January 14, 2009 and Exhibit 10.1 to our Current Report on Form 8-K filed on November 17, 2011, respectively, and incorporated into this prospectus by reference. See “Where You Can Find More Information.”

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RISK FACTORS

Ownership of the Series A Preferred Stock involves certain risks. You should consider carefully the risks and uncertainties described in, or incorporated by reference in, this prospectus, including the risks described below and under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, and in any other reports that we file with the SEC, along with the other information included or incorporated by reference in this prospectus, in evaluating an investment in the Series A Preferred Stock. The information included or incorporated by reference in this prospectus may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. For a description of these reports and documents, and information about where you can find them, see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

The risks and uncertainties described in this prospectus and the documents incorporated by reference in this prospectus are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the value of the Series A Preferred Stock to decline, and you may lose part or all of your investment.

Risks Related to the Series A Preferred Stock

The Series A Preferred Stock is equity and is subordinated to all of our existing and future indebtedness; and the Series A Preferred Stock places no limitations on the amount of indebtedness we and our subsidiaries may incur in the future.

Shares of the Series A Preferred Stock are equity interests in the Company and do not constitute indebtedness. As such, the Series A Preferred Stock, like our common stock, ranks junior to all existing and future indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of perpetual preferred stock like the Series A Preferred Stock, there is no stated maturity date (although the Series A Preferred Stock is subject to redemption at our option) and dividends are payable only if, when and as authorized and declared by our board of directors and depend on, among other matters, our historical and projected results of operations, liquidity, cash flows, capital levels, financial condition, debt service requirements and other cash needs, financing covenants, applicable state law, federal and state regulatory prohibitions and other restrictions and any other factors our board of directors deems relevant at the time.

The shares of Series A Preferred Stock are not savings accounts, deposits or other obligations of any depository institution and are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency or instrumentality. Furthermore, the Company is a legal entity that is separate and distinct from its subsidiaries, and its subsidiaries have no obligation, contingent or otherwise, to make any payments in respect of the Series A Preferred Stock or to make funds available therefor. Because the Company is a holding company that maintains only limited cash at that level, its ability to pay dividends on, and redeem at its option, the Series A Preferred Stock will be highly dependent upon the receipt of dividends, fees and other amounts from the Bank and its other subsidiaries, which, in turn, will be highly dependent upon the historical and projected results of operations, liquidity, cash flows and financial condition of its subsidiaries. In addition, the right of the Company to participate in any distribution of assets of any of its subsidiaries upon their respective liquidation or reorganization will be subject to the prior claims of the creditors (including any depositors) and preferred equity holders of the applicable subsidiary, except to the extent that the Company is a creditor, and is recognized as a creditor, of such subsidiary. Accordingly, the holders of the Series A Preferred Stock will be structurally subordinated to all existing and future obligations and preferred equity of the Company’s subsidiaries.

In addition, the terms of the Series A Preferred Stock do not limit the amount of debt or other obligations we or our subsidiaries may incur in the future. Accordingly, we and our subsidiaries may incur substantial amounts of additional debt and other obligations that will rank senior to the Series A Preferred Stock or to which the Series A Preferred Stock will be structurally subordinated.

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We are highly dependent on dividends and other amounts from our subsidiaries in order to pay dividends on, and redeem at our option, the Series A Preferred Stock, which is subject to various prohibitions and other restrictions.

There are various legal and regulatory prohibitions and other restrictions on the ability of the Bank and any other depository institution subsidiary of the Company to pay dividends, extend credit or otherwise transfer funds to the Company or affiliates. Such dividend payments are subject to regulatory tests, generally based on current and retained earnings of such subsidiaries and other factors, and, will require regulatory approval in the future. Dividend payments to the Company from the Bank may also be prohibited if such payments would impair the capital of the Bank and in certain other cases. In addition, regulatory rules limit the aggregate amount of a depository institution’s loans to, and investments in, any single affiliate in varying thresholds and may prevent the Company from borrowing from the Bank and require any permitted borrowings to be collateralized.

The Company also is subject to various legal and regulatory policies and requirements impacting the Company’s ability to pay dividends on, or redeem, the Series A Preferred Stock. Dividends on the shares of Series A Preferred Stock are payable quarterly in arrears on each February 15, May 15, August 15 and November 15. The initial dividend rate is 5% per annum for the first five years, and will increase to 9% per annum on and after February 15, 2014 if not otherwise redeemed earlier by the Company. The Company deferred dividends on the Series A Preferred Stock in the first, second, third and fourth quarters of 2011 and in the first quarter of 2012. On April 12, 2012, the Company received approval from the Federal Reserve Bank of Richmond to (i) pay in full all amounts in arrears due to dividends on the Series A Preferred Stock deferred during 2011 and the first quarter of 2012, and (ii) the dividend payment on Series A Preferred Stock due during the second quarter of 2012. All future dividend payments will require prior approval from the Board of Governors of the Federal Reserve System (the “Federal Reserve”). As a matter of policy, the Federal Reserve may restrict or prohibit the payment of dividends on Series A Preferred Stock if (i) the Company’s net income available to stockholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends; (ii) the Company’s prospective rate of earnings retention is not consistent with its capital needs and overall current and prospective financial condition; (iii) the Company will not meet, or is in danger of not meeting, its minimum regulatory capital ratios; or (iv) the Federal Reserve otherwise determines that the payment of dividends would constitute an unsafe or unsound practice. In addition, the Federal Reserve also will require the Company to consult with it prior to increasing dividends. Recent and future regulatory developments may result in additional restrictions on the Company’s ability to pay dividends. Furthermore, under the Federal Reserve’s capital regulations, in order to ensure Tier 1 capital treatment for the Series A Preferred Stock, the Company’s redemption of any of the Series A Preferred Stock must be subject to prior regulatory approval.

An active trading market for the Series A Preferred Stock may not develop or be maintained.

The Series A Preferred Stock is not currently listed on any securities exchange or available for quotation on any national quotation system, and we do not anticipate listing the Series A Preferred Stock. There can be no assurance that an active trading market for the Series A Preferred Stock will develop or, if developed, will be maintained. If an active market is not developed or sustained, the market value and liquidity of the Series A Preferred Stock may be materially and adversely affected.

The Series A Preferred Stock may be junior in rights and preferences to our future preferred stock.

Subject to approval by the holders of at least 66 2/3% of the shares of Series A Preferred Stock then outstanding, voting as a separate class, we may issue preferred stock in the future the terms of which are expressly senior to the Series A Preferred Stock. The terms of any such future preferred stock expressly senior to the Series A Preferred Stock may prohibit or otherwise restrict dividend payments on the Series A Preferred Stock. For example, the terms of any such senior preferred stock may provide that, unless full dividends for all of our outstanding preferred stock senior to the Series A Preferred Stock have been paid for the relevant periods, no dividends will be paid on the Series A Preferred Stock, and no shares of the Series A Preferred Stock may be repurchased, redeemed, or otherwise acquired by us. In addition, in the event of our liquidation, dissolution or winding-up, the terms of any such senior preferred stock would likely prohibit us from making any payments on the Series A Preferred Stock until all amounts due to holders of such senior preferred stock are paid in full.

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Holders of the Series A Preferred Stock have limited voting rights.

Unless and until we are in arrears on our dividend payments on the Series A Preferred Stock for six quarterly periods, whether or not consecutive, the holders of the Series A Preferred Stock will have no voting rights except with respect to certain fundamental changes in the terms of the Series A Preferred Stock and certain other matters and except as may be required by applicable law. If dividends on the Series A Preferred Stock are not paid in full for six quarterly periods, whether or not consecutive, the total number of positions on our board of directors will automatically increase by two and the holders of the Series A Preferred Stock, acting as a class with any other parity securities having similar voting rights, will have the right to elect two individuals to serve in the new director positions. This right and the terms of such directors will end when we have paid in full all accrued and unpaid dividends for all past dividend periods. See “Description of Series A Preferred Stock—Voting.” Based on the current number of members of our board of directors (12), directors elected by the holders of the common stock would have a controlling majority of the board and would be able to take any action approved by them notwithstanding any objection by the directors elected by the holders of the Series A Preferred Stock.

We are subject to extensive regulation, and ownership of the Series A Preferred Stock may have regulatory implications for holders thereof.

We are subject to extensive federal and state banking laws, including the Bank Holding Company Act of 1956, as amended (the “BHCA”), and federal and state banking regulations, that impact the rights and obligations of owners of the Series A Preferred Stock, including, for example, our ability to declare and pay dividends on, and to redeem, the Series A Preferred Stock. Although the Company does not believe the Series A Preferred Stock is considered “voting securities” currently, if they were to become voting securities for the purposes of the BHCA, whether because the Company has missed six dividend payments and holders of the Series A Preferred Stock have the right to elect directors as a result, or for other reasons, a holder of 25% or more of the Series A Preferred Stock, or a holder of a lesser percentage of our Series A Preferred Stock that is presumed by the Federal Reserve to exercise a “controlling influence” over us, may become subject to regulation under the BHCA. In addition, if the Series A Preferred Stock become “voting securities”, then (a) any bank holding company or foreign bank that is subject to the BHCA may need Federal Reserve approval to acquire or retain more than 5% of the then outstanding Series A Preferred Stock, and (b) any holder (or group of holders acting in concert, as determined under the BHCA and its accompanying regulations) will need regulatory approval to acquire or retain 10% or more of the Series A Preferred Stock. A holder or group of holders may also be deemed to control us if they own one-third or more of our total equity, both voting and non-voting, aggregating all shares held by the investor across all classes of stock. Holders of the Series A Preferred Stock should consult their own counsel with regard to regulatory implications.

If we redeem the Series A Preferred Stock, you may be unable to reinvest the redemption proceeds in a comparable investment at the same or greater rate of return.

We have the right to redeem the Series A Preferred Stock, in whole or in part, at our option at any time, subject to prior regulatory approval. If we choose to redeem the Series A Preferred Stock in part, we have been informed by the Depository Trust Company that it is their current practice to determine by lot the amount of the interest of each direct participant (through which beneficial owners hold their interest) to be redeemed. If we choose to redeem the Series A Preferred Stock, we are likely to do so if we are able to obtain a lower cost of capital. If prevailing interest rates are relatively low if or when we choose to redeem the Series A Preferred Stock, you generally may not be able to reinvest the redemption proceeds in a comparable investment at the same or greater rate of return. Furthermore, if we redeem the Series A Preferred Stock in part, the liquidity of the Series A Preferred Stock that remains outstanding may be limited.

If we do not redeem the Series A Preferred Stock prior to February 15, 2014, the cost of this capital to us will increase substantially and could have a material adverse effect on our financial condition.

We have the right to redeem the Series A Preferred Stock, in whole or in part, at our option at any time. If we do not redeem the Series A Preferred Stock prior to February 15, 2014, the cost of this capital to us will increase substantially on and after that date, with the dividend rate increasing from 5.0% per annum (approximately $1.2 million annually) to 9.0% per annum (approximately $2.2 million annually). See “Description of Series A Preferred Stock—Redemption.” Depending on our financial condition at the time, this increase in the annual dividend rate on the Series A Preferred Stock could have a material adverse effect on our financial condition.

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Treasury is a federal agency and your ability to bring a claim against Treasury under the federal securities laws in connection with a purchase of the Series A Preferred Stock may be limited.

The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act (the “FTCA”), provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. At least one federal court, in a case involving a federal agency, has held that the United States may assert its sovereign immunity to claims brought under the federal securities laws. In addition, Treasury and its officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by virtue of Section 3(c) thereof. Accordingly, any attempt to assert such a claim against the officers, agents or employees of Treasury for a violation of the Securities Act or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus, any supplement to this prospectus, the registration statement of which this prospectus or the documents incorporated by reference in this prospectus are a part or resulting from any other act or omission in connection with the offering of the Series A Preferred Stock by Treasury would likely be barred.

6

USE OF PROCEEDS

All securities sold pursuant to this prospectus will be sold by the selling securityholders and we will not receive the proceeds from such sales.

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DESCRIPTION OF SERIES A Preferred Stock

As of the date of this prospectus, our capital structure consists of 75,000,000 authorized shares of common stock, $0.001 par value per share, and 5,000,000 authorized shares of preferred stock, no par value. We have designated 24,900 shares of our authorized preferred stock as “Fixed Rate Cumulative Perpetual Preferred Stock, Series A,” which we refer to in this prospectus as the Series A Preferred Stock. We issued these shares to Treasury on November 15, 2011 to replace, as a result of the Reincorporation, the previously outstanding 24,900 shares of CFC Preferred Stock, which our predecessor issued on January 9, 2009, pursuant to Treasury’s Troubled Asset Relief Program Capital Purchase Program. The following is a summary of the material provisions of the Series A Preferred Stock, which are substantially identical to the terms of the CFC Preferred Stock. The full terms of the Series A Preferred Stock are set forth in Exhibit 3(i) to the registration statement of which this prospectus is a part and incorporated by reference herein.

Ranking

With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series A Preferred Stock will rank senior to our common stock.

Dividend

Cumulative dividends on shares of the Series A Preferred Stock accrue on the liquidation value of $1,000 per share at a rate of 5% per annum for the first five years following the date of issue from January 9, 2009 to, but excluding, February 15, 2014. From and after February 15, 2014, such rate will increase to 9% per annum, if, as and when declared by our board of directors out of funds legally available therefor. Dividends will be payable in arrears on the 15th day of February, May, August and November of each year. Dividends will be payable to holders of record as they appear in the stock register of the Company at the close of business on the applicable record date, which shall be the 15th calendar day immediately preceding such dividend payment date or such other record date fixed by the board of directors or any duly authorized committee of the board of directors that is not more than 60 nor less than 10 days prior to such dividend payment date.

Dividends on the Series A Preferred Stock will accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized. Accumulated but unpaid dividends on the Series A Preferred Stock shall bear interest at the applicable dividend rate, unless and otherwise prohibited or limited by applicable law, and shall be compounded (i.e., dividends are paid on the amount of unpaid dividends). The Series A Preferred Stock has no maturity date.

So long as any shares of Series A Preferred Stock remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, no dividend whatsoever shall be paid or declared on our common stock or any other junior stock, other than a dividend payable solely in common stock. We also may not purchase, redeem or otherwise acquire for consideration any shares of our common stock or other junior stock unless we have paid in full all accrued dividends on the Series A Preferred Stock for all prior dividend periods, other than:

•	purchases, redemptions or other acquisitions of our common stock or any other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business and consistent with past practice;

•	purchases or other acquisitions by an affiliated broker-dealer solely for the purpose of market-making, stabilization or customer facilitation transactions in common stock or any other junior stock or parity stock in the ordinary course of its business;

•	purchases by an affiliated broker-dealer for resale pursuant to our offering of capital stock that is underwritten by an affiliated broker-dealer;

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•	any dividends or distributions of rights or junior stock in connection with any stockholders’ rights plan or repurchases of rights pursuant to any stockholders’ rights plan;

•	acquisition of record ownership of common stock or any other junior stock or parity stock for the beneficial ownership of any person other than the Company or any of its subsidiaries, including as trustee or custodian; and

•	the exchange or conversion of common stock or any other junior stock for or into other junior stock or of parity stock for or into other parity stock or junior stock but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before January 9, 2009 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for common stock.

On any dividend payment date for which full dividends are not paid, or declared and funds set aside therefor, on the Series A Preferred Stock and any other parity stock, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date therefor falling within the dividend period related to such dividend payment date for the Series A Preferred Stock) with respect to the Series A Preferred Stock and any other parity stock shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Series A Preferred Stock and any other parity stock payable on such dividend payment date bear to each other.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors, or a duly authorized committee of the board, may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series A Preferred Stock from time to time out of any funds legally available for such payment, and the Series A Preferred Stock shall not be entitled to participate in any such dividend.

Rights Upon Liquidation

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series A Preferred Stock will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation amount of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the Series A Preferred Stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to stockholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Series A Preferred Stock.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series A Preferred Stock and all holders of any shares of outstanding parity stock, the amounts paid to the holders of Series A Preferred Stock and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of Series A Preferred Stock has been paid in full to all holders of Series A Preferred Stock and other shares of parity stock, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Series A Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Redemption

We, at our option, upon not less than 30 nor more than 60 days’ written notice, may redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, subject to prior approval by the appropriate federal banking agency.

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In any redemption, the redemption price is an amount equal to the per share liquidation amount of $1,000, plus accrued and unpaid dividends, if any, thereon to but excluding, the date fixed for redemption.

Holders of Series A Preferred Stock to be redeemed shall surrender such Series A Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price upon such surrender. If notice of redemption of any Series A Preferred Stock has been given and if the funds necessary for such redemption have been set apart, then from and after the redemption date dividends will cease to accumulate on such Series A Preferred Stock, such stock shall no longer be deemed outstanding and all rights of the holders of such Series A Preferred Stock will terminate, except the right to receive the redemption price.

Notice of redemption will be given to the respective holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as they appear on the books of the Company. Any notice properly sent shall be presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock.

The Series A Preferred Stock does not have a stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of Series A Preferred Stock in proportion to the number of shares held by those holders or in such other manner as our board of directors or a duly authorized committee thereof may determine to be fair and equitable.

Shares of Series A Preferred Stock that are redeemed, repurchased or otherwise acquired by us will revert to authorized but unissued shares of our preferred stock.

Conversion

Shares of Series A Preferred Stock are not convertible.

Voting

The holders of Series A Preferred Stock will have no voting rights, except as otherwise from time to time required by applicable law and voting group rights on matters as set forth below:

• any authorization or issuance of shares ranking senior to the Series A Preferred Stock;

• any amendment to the rights of the Series A Preferred Stock; or

• any merger, exchange or similar transaction which would adversely affect the rights of the Series A Preferred Stock.

Any class vote held on the above matters entitles each share of Series A Preferred Stock to one vote and requires approval of at least 66 2/3% of the shares of Series A Preferred Stock outstanding at such time.

If dividends on the Series A Preferred Stock are not paid in full for six dividend periods, whether or not consecutive, the authorized number of directors of the Company shall automatically be increased by two and the holders of the Series A Preferred Stock shall have the right, with holders of shares of any stock ranking on parity with the Series A Preferred Stock, voting together as a group, to elect two directors to fill such newly created directorships at the Company’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past dividend periods have been declared and paid in full at which time such right shall terminate.

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Securities Are Not Insured by the FDIC.

Investments in the Series A Preferred Stock or any of our equity or debt securities will not qualify as deposits or savings accounts and will not be insured or guaranteed by the FDIC or any other governmental agency and are subject to investment risk, including the possible loss of principal.

DESCRIPTION OF DEPOSITARY SHARES

Pursuant to the Securities Purchase Agreement and the TARP Letter Agreement, we have agreed, if requested by Treasury, to enter into a depositary arrangement pursuant to which the shares of Series A Preferred Stock may be deposited and depositary shares, each representing a fraction of a share of Series A Preferred Stock as specified by Treasury, may be issued. The shares of Series A Preferred Stock would be held by a depositary (expected to be a bank or trust company) reasonably acceptable to Treasury. If we enter into such a depositary arrangement, the selling securityholders would be offering depositary shares, each representing a fraction of a share of Series A Preferred Stock, instead of actual whole shares of Series A Preferred Stock. The actual terms of any such depositary arrangement would be set forth in a deposit agreement to which we would be a party.

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PLAN OF DISTRIBUTION

The selling securityholders and their successors, including their transferees, may sell all or a portion of the Series A Preferred Stock owned by them and offered by this prospectus from time to time directly to purchasers or through one or more underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The Series A Preferred Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling securityholders may use any one or more of the following methods when selling shares:

•	on any national securities exchange or quotation service on which our Series A Preferred Stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market;

•	through the writing of options, whether the options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

In connection with the sale of the Series A Preferred Stock or otherwise, the selling securityholders may loan or pledge the Series A Preferred Stock to broker-dealers that in turn may sell these securities.

The aggregate proceeds to the selling securityholders from the sale of the Series A Preferred Stock will be the purchase price of the securities less discounts and commissions, if any.

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. We will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the Series A Preferred Stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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At the time a particular offer of securities is made, if required, a prospectus supplement will set forth the number of shares of Series A Preferred Stock being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We do not intend to apply for listing of the Series A Preferred Stock on any securities exchange or for inclusion of the Series A Preferred Stock in any automated quotation system unless we are requested to do so by Treasury. No assurance can be given as to the liquidity of the trading market, if any, for the Series A Preferred Stock.

We have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act. We have also agreed, among other things, to bear substantially all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the securities covered by this prospectus.

SELLING SECURITYHOLDERS

As described above, on January 9, 2009, our predecessor, CFC, issued 24,900 shares of CFC Preferred Stock to Treasury, which is the initial selling securityholder under this prospectus, in a transaction exempt from the registration requirements of the Securities Act. On November 15, 2011, in connection with the Reincorporation, we issued to Treasury 24,900 shares of our Series A Preferred Stock in exchange for the previously issued 24,900 shares of CFC Preferred Stock, also in a transaction exempt from the registration requirements of the Securities Act.

The initial selling securityholder, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of 24,900 shares of our Series A Preferred Stock.

For purposes of this prospectus, we have assumed that, after completion of the offering, no shares of our Series A Preferred Stock will be held by the selling securityholders.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. To our knowledge, the initial selling securityholder has sole voting and investment power with respect to our Series A Preferred Stock.

We do not know when or in what amounts the selling securityholders may offer shares of the Series A Preferred Stock for sale. The selling securityholders might not sell any or all of the securities offered by this prospectus. Because the selling securityholders may offer all or some of the securities pursuant to this offering, and because currently no sale of our Series A Preferred Stock is subject to any agreements, arrangements or understandings, we cannot estimate the number of shares of our Series A Preferred Stock that will be held by the selling securityholders after completion of the offering.

Other than with respect to the acquisition of the securities, the initial selling securityholder has not had a material relationship with us.

Information about the selling securityholders may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.

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LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Bryan Cave LLP, New York, New York.

EXPERTS

Our consolidated financial statements as of December 31, 2011 (Successor) and 2010 (Predecessor), and for the period from November 19, 2011 through December 31, 2011 (Successor), the period from January 1, 2011 through November 18, 2011 (Predecessor) and the years ended December 31, 2010 and 2009 (Predecessor) incorporated in this prospectus by reference from the Company’s 2011 Annual Report on Form 10-K have been audited by Dixon Hughes Goodman LLP, an independent registered public accounting firm, as stated in their report, which is incorporated by reference herein, and has been so incorporated in reliance upon the report of such firm given upon the authority of said firm as experts in accounting and auditing.

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CRESCENT FINANCIAL BANCSHARES, INC.

24,900 Shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A,

Liquidation Preference Amount $1,000 Per Share

(or Depositary Shares Evidencing Fractional Interests in Such Shares)

PROSPECTUS

_______________, 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses payable by us in connection with the issuance and distribution of the securities being registered. None of the following expenses are payable by the selling securityholder. All of the amounts shown are estimates, except for the SEC registration fee.

SEC Registration Fee	$2,853.54
Accounting Fees and Expenses	4,500.00
Legal Fees and Expenses	20,000.00
Printing Expenses	1,800.00
Miscellaneous Fees and Expenses	2,500.00
Total	$31,653.54

Item 14.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

The registrant’s amended and restated certificate of incorporation provides for indemnification by the registrant of its directors to the fullest extent permitted by the Delaware General Corporation Law. The Registrant’s amended and restated bylaws provide for indemnification by the registrant of its officers, directors and certain third parties acting on the registrant’s behalf to the fullest extent permitted by the Delaware General Corporation Law.

At present, there is no pending litigation or proceeding involving a director or officer of the registrant as to which indemnification is being sought from the registrant, nor is the registrant aware of any threatened litigation that may result in claims for indemnification from the registrant by any officer or director.

Further, the registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the registrant would have the power to indemnify him against such liability under Section 145 of the Delaware General Corporation Law. The registrant has purchased director and officer liability insurance that, subject to certain limitations, insures its directors and officers against liabilities in connection with the performance of their duties.

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Item 16.	Exhibits.

The following exhibits are filed with or incorporated by reference into this registration statement:

Exhibit No.	Description

3(i)	Amended and Restated Certificate of Incorporation of Crescent Financial Bancshares, Inc. (8)

3(ii)	Amended and Restated Bylaws of Crescent Financial Bancshares, Inc. (8)

4(i)	Letter Agreement, dated as of January 9, 2009, between Crescent Financial Corporation and the U.S. Department of the Treasury (17)

4(ii)	TARP Letter Agreement, dated November 15, 2011, by and among Crescent Financial Bancshares, Inc., Crescent Financial Corporation, and the U.S. Department of the Treasury (9)

5	Opinion of Bryan Cave LLP*

10(i)+	1999 Incentive Stock Option Plan (1)

10(ii)+	1999 Non-statutory Stock Option Plan for Directors, as amended (1)

10(iii)	Amended and Restated Declaration of Trust of Crescent Financial Capital Trust I, dated as of August 27, 2003 (2)

10(iv)	Indenture, dated as of August 27, 2003, between Crescent Financial Corporation and Wells Fargo Bank, N.A. (2)

10(v)	Form of Junior Subordinated Debenture (2)

10(vi)	Guarantee Agreement, dated as of August 27, 2003, between Crescent Financial Corporation and Wells Fargo Bank, N.A. (2)

10(vii)+	Second Amended Salary Continuation Agreement, dated September 10, 2008, by and between Crescent State Bank and Michael G. Carlton (7)

10(viii)+	Amended Salary Continuation Agreement, dated October 24, 2007, by and between Crescent State Bank and Bruce W. Elder (4)

10(ix)+	Amended Salary Continuation Agreement, dated October 24, 2007, by and between Crescent State Bank and Thomas E. Holder, Jr. (4)

10(x)+	Endorsement Split Dollar Agreement by and between Crescent State Bank and Michael G. Carlton, dated October 1, 2003 (2)

10(xi)+	Endorsement Split Dollar Agreement by and between Crescent State Bank and Bruce W. Elder, dated October 1, 2003 (2)

10(xii)+	Endorsement Split Dollar Agreement by and between Crescent State Bank and Thomas E. Holder, Jr., dated October 1, 2003 (2)

10(xiii)+	Crescent State Bank Directors’ Compensation Plan, dated as of February 22, 2005 (3)

10(xiv)+	Amended Salary Continuation Agreement, dated September 10, 2008, by and between Crescent State Bank and Ray D. Vaughn (7)

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10(xv)+	Amended Salary Continuation Agreement, dated December 29, 2008, by and between Crescent State Bank and W. Keith Betts (5)

10(xvi)+	Endorsement Split Dollar Agreement by and between Crescent State Bank and Ray D. Vaughn, dated October 24, 2007(4)

10(xvii)+	Endorsement Split Dollar Agreement by and between Crescent State Bank and W. Keith Betts, dated October 24, 2007(4)

10(xviii)+	2006 Omnibus Stock Ownership and Long Term Incentive Plan (6)

10(xix)+	Executive Employment Agreement, dated February 23, 2011, by and among Bruce W. Elder, Crescent Financial Corporation, and Crescent State Bank (10)

10(xx)+	Executive Employment Agreement, dated February 23, 2011, by and between Thomas E. Holder, Jr. and Crescent State Bank (10)

10(xxi)+	Amendment to Amended Salary Continuation Agreement, dated February 23, 2011, by and between Michael G. Carlton and Crescent State Bank (10)

10(xxii)+	Amendment to Amended Salary Continuation Agreement, dated February 23, 2011, by and between Bruce W. Elder and Crescent State Bank (10)

10(xxiii)+	Amendment to Amended Salary Continuation Agreement, dated February 23, 2011, by and between Thomas E. Holder, Jr. and Crescent State Bank (10)

10(xxiv)+	Amendment to Amended Salary Continuation Agreement, dated February 23, 2011, by and between Ray D. Vaughn and Crescent State Bank (10)

10(xxv)+	Amendment to Amended Salary Continuation Agreement, dated February 23, 2011, by and between W. Keith Betts and Crescent State Bank (10)

10(xxvi)+	Executive Employment Agreement, dated February 23, 2011, by and among Michael G. Carlton, Crescent Financial Corporation, and Crescent State Bank (12)

10(xxvii)+	Executive Employment Agreement, dated February 23, 2011, by and between W. Keith Betts and Crescent State Bank (12)

10(xxviii)+	Executive Employment Agreement, dated February 23, 2011, by and among Ray D. Vaughn and Crescent State Bank (12)

10(xxix)	Investment Agreement, dated February 23, 2011 by and among Crescent Financial Corporation, Crescent State Bank and Piedmont Community Bank Holdings, Inc. (12)

10(xxx)	Amendment to Investment Agreement, dated as of March 24, 2011 (13)

10(xxxi)	Amendment No. 2 to Investment Agreement, dated as of November 2, 2011 (13)

10(xxxii)+	Indemnification Agreement, dated February 23, 2011 by and among Michael G. Carlton, Crescent Financial Corporation and Crescent State Bank (12)

10(xxxiii)+	Letter Amendment to Employment Agreement for Michael G. Carlton dated November 2, 2011 (11)

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10(xxxiv)+	Amendment to Endorsement Split Dollar Agreement by and between Crescent State Bank and Michael G. Carlton dated November 2, 2011 (11)

10(xxxv)+	Amendment to Endorsement Split Dollar Agreement by and between Crescent State Bank and Bruce W. Elder dated November 2, 2011 (11)

10(xxxvi)+	Amendment to Endorsement Split Dollar Agreement by and between Crescent State Bank and Thomas E. Holder, Jr. dated November 2, 2011 (11)

10(xxxvii)+	Amendment No. 1 to Amended and Restated Directors’ Compensation Plan, dated as of November 14, 2011 (14)

10(xxxviii)	ARRA Letter Agreement, dated November 15, 2011, by and between Crescent Financial Bancshares, Inc. and the U.S. Department of the Treasury (9)

10(xxxix)	Registration Rights Agreement, dated November 18, 2011, by and between Crescent Financial Bancshares, Inc. and Piedmont Community Bank Holdings, Inc. (15)

10(xl)	Tax Sharing Agreement, effective as of December 22, 2011, between Piedmont Community Bank Holdings, Inc. and Crescent Financial Bancshares, Inc. (16)

10(xli)+	Separation and Release Agreement, dated as of January 30, 2012, by and among Crescent Financial Bancshares, Inc., Crescent State Bank and Michael G. Carlton (18)

10(xlii)+	Separation and Release Agreement, dated as of January 27, 2012, by and between Crescent State Bank and Thomas E. Holder, Jr. (18)

10(xliii)+	Separation and Release Agreement, dated as of February 13, 2012, by and between Crescent State Bank and Ray D. Vaughn (18)

10(xliv)+	Separation and Release Agreement, dated as of March 15, 2012, by and among Crescent Financial Bancshares, Inc., Crescent State Bank and Bruce W. Elder (18)

10(xlv)	Affiliate Services Agreement, entered into March 28, 2012, by and among Crescent Financial Bancshares, Inc., Crescent State Bank, Piedmont Community Bank Holdings, Inc. and VantageSouth Bank (18)

21	Subsidiaries (18)

23(i)	Consent of Dixon Hughes Goodman LLP*

23(ii)	Consent of Bryan Cave LLP (included as part of Exhibit 5)

24	Power of Attorney (included as part of the signature page of the registration statement on Form S-1)

* Filed herewith.
+ Management contracts and compensatory plans or arrangement.

1. Incorporated by reference from Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 5, 2001.

2. Incorporated by reference from Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 30, 2004.

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3. Incorporated by reference from Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2006.

4. Incorporated by reference from Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2008.

5. Incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on December 31, 2008.

6. Incorporated by reference from Exhibit 99.1 to the Registration Statement on Form S-8, filed with the Securities and Exchange Commission on August 11, 2006.

7. Incorporated by reference from Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 27, 2009.

8. Incorporated by reference from Current Report on Form 8-K12G3 filed with the Securities and Exchange Commission on November 16, 2011.

9. Incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on November 17, 2011.

10. Incorporated by reference from Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission on November 8, 2011.

11. Incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on November 7, 2011.

12. Incorporated by reference from Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2011.

13. Incorporated by reference from Tender Offer Statement on Schedule TO filed by Piedmont Community Bank Holdings, Inc. with the Securities and Exchange Commission on November 8, 2011.

14. Incorporated by reference from Solicitation/Recommendation Statement on Schedule 14D-9/A filed with the Securities and Exchange Commission on November 17, 2011.

15. Incorporated by reference from Amendment No. 2 to Tender Offer Statement on Schedule TO filed by Piedmont Community Bank Holdings, Inc. with the Securities and Exchange Commission on November 18, 2011.

16. Incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2012.

17. Incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on January 14, 2009.

18. Incorporated by reference from Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2012.

II-5

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Raleigh, State of North Carolina, on May 4, 2012.

CRESCENT FINANCIAL BANCSHARES, INC.

By:	/s/ Scott M. Custer
Name: Scott M. Custer
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Crescent Financial Bancshares, Inc., a Delaware corporation that is filing a registration statement on Form S-1 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Scott M. Custer and Terry S. Earley, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the registration statement, including a prospectus or an amended prospectus therein, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Scott M. Custer	Chief Executive Officer, President and Director (Principal Executive Officer)	May 4, 2012
Scott M. Custer
/s/ Terry S. Earley	Chief Financial Officer and Executive Vice President (Principal Financial Officer)	May 4, 2012
Terry S. Earley

/s/ David B. Therit	Principal Accounting Officer and Senior Vice President	May 4, 2012
David B. Therit

/s/ J. Adam Abram	Chairman of the Board of Directors	May 4, 2012
J. Adam Abram

/s/ Brent D. Barringer	Director	May 4, 2012
Brent D. Barringer

/s/ David S. Brody	Director	May 4, 2012
David S. Brody

/s/ Alan N. Colner	Director	May 4, 2012
Alan N. Colner

/s/ Thierry Ho	Director	May 4, 2012
Thierry Ho

II-7

Signature	Title	Date

/s/ Steven J. Lerner	Director	May 4, 2012
Steven J. Lerner

/s/ James A. Lucas, Jr.	Director	May 4, 2012
James A. Lucas, Jr.

/s/ Charles A. Paul, III	Director	May 4, 2012
Charles A. Paul, III

/s/ Jon S. Rufty	Director	May 4, 2012
Jon S. Rufty

/s/ A. Wellford Tabor	Director	May 4, 2012
A. Wellford Tabor

/s/ Nicolas D. Zerbib	Director	May 4, 2012
Nicolas D. Zerbib

II-8

EXHIBIT INDEX

Exhibit No.	Description

3(i)	Amended and Restated Certificate of Incorporation of Crescent Financial Bancshares, Inc. (8)

3(ii)	Amended and Restated Bylaws of Crescent Financial Bancshares, Inc. (8)

4(i)	Letter Agreement, dated as of January 9, 2009, between Crescent Financial Corporation and the U.S. Department of the Treasury (17)

4(ii)	TARP Letter Agreement, dated November 15, 2011, by and among Crescent Financial Bancshares, Inc., Crescent Financial Corporation, and the U.S. Department of the Treasury (9)

5	Opinion of Bryan Cave LLP*

10(i)+	1999 Incentive Stock Option Plan (1)

10(ii)+	1999 Non-statutory Stock Option Plan for Directors, as amended (1)

10(iii)	Amended and Restated Declaration of Trust of Crescent Financial Capital Trust I, dated as of August 27, 2003 (2)

10(iv)	Indenture, dated as of August 27, 2003, between Crescent Financial Corporation and Wells Fargo Bank, N.A. (2)

10(v)	Form of Junior Subordinated Debenture (2)

10(vi)	Guarantee Agreement, dated as of August 27, 2003, between Crescent Financial Corporation and Wells Fargo Bank, N.A. (2)

10(vii)+	Second Amended Salary Continuation Agreement, dated September 10, 2008, by and between Crescent State Bank and Michael G. Carlton (7)

10(viii)+	Amended Salary Continuation Agreement, dated October 24, 2007, by and between Crescent State Bank and Bruce W. Elder (4)

10(ix)+	Amended Salary Continuation Agreement, dated October 24, 2007, by and between Crescent State Bank and Thomas E. Holder, Jr. (4)

10(x)+	Endorsement Split Dollar Agreement by and between Crescent State Bank and Michael G. Carlton, dated October 1, 2003 (2)

10(xi)+	Endorsement Split Dollar Agreement by and between Crescent State Bank and Bruce W. Elder, dated October 1, 2003 (2)

10(xii)+	Endorsement Split Dollar Agreement by and between Crescent State Bank and Thomas E. Holder, Jr., dated October 1, 2003 (2)

10(xiii)+	Crescent State Bank Directors’ Compensation Plan, dated as of February 22, 2005 (3)

10(xiv)+	Amended Salary Continuation Agreement, dated September 10, 2008, by and between Crescent State Bank and Ray D. Vaughn (7)

10(xv)+	Amended Salary Continuation Agreement, dated December 29, 2008, by and between Crescent State Bank and W. Keith Betts (5)

10(xvi)+	Endorsement Split Dollar Agreement by and between Crescent State Bank and Ray D. Vaughn, dated October 24, 2007(4)

10(xvii)+	Endorsement Split Dollar Agreement by and between Crescent State Bank and W. Keith Betts, dated October 24, 2007(4)

10(xviii)+	2006 Omnibus Stock Ownership and Long Term Incentive Plan (6)

10(xix)+	Executive Employment Agreement, dated February 23, 2011, by and among Bruce W. Elder, Crescent Financial Corporation, and Crescent State Bank (10)

10(xx)+	Executive Employment Agreement, dated February 23, 2011, by and between Thomas E. Holder, Jr. and Crescent State Bank (10)

10(xxi)+	Amendment to Amended Salary Continuation Agreement, dated February 23, 2011, by and between Michael G. Carlton and Crescent State Bank (10)

10(xxii)+	Amendment to Amended Salary Continuation Agreement, dated February 23, 2011, by and between Bruce W. Elder and Crescent State Bank (10)

10(xxiii)+	Amendment to Amended Salary Continuation Agreement, dated February 23, 2011, by and between Thomas E. Holder, Jr. and Crescent State Bank (10)

10(xxiv)+	Amendment to Amended Salary Continuation Agreement, dated February 23, 2011, by and between Ray D. Vaughn and Crescent State Bank (10)

10(xxv)+	Amendment to Amended Salary Continuation Agreement, dated February 23, 2011, by and between W. Keith Betts and Crescent State Bank (10)

10(xxvi)+	Executive Employment Agreement, dated February 23, 2011, by and among Michael G. Carlton, Crescent Financial Corporation, and Crescent State Bank (12)

10(xxvii)+	Executive Employment Agreement, dated February 23, 2011, by and between W. Keith Betts and Crescent State Bank (12)

10(xxviii)+	Executive Employment Agreement, dated February 23, 2011, by and among Ray D. Vaughn and Crescent State Bank (12)

10(xxix)	Investment Agreement, dated February 23, 2011 by and among Crescent Financial Corporation, Crescent State Bank and Piedmont Community Bank Holdings, Inc. (12)

10(xxx)	Amendment to Investment Agreement, dated as of March 24, 2011 (13)

10(xxxi)	Amendment No. 2 to Investment Agreement, dated as of November 2, 2011 (13)

10(xxxii)+	Indemnification Agreement, dated February 23, 2011 by and among Michael G. Carlton, Crescent Financial Corporation and Crescent State Bank (12)

10(xxxiii)+	Letter Amendment to Employment Agreement for Michael G. Carlton dated November 2, 2011 (11)

10(xxxiv)+	Amendment to Endorsement Split Dollar Agreement by and between Crescent State Bank and Michael G. Carlton dated November 2, 2011 (11)

10(xxxv)+	Amendment to Endorsement Split Dollar Agreement by and between Crescent State Bank and Bruce W. Elder dated November 2, 2011 (11)

10(xxxvi)+	Amendment to Endorsement Split Dollar Agreement by and between Crescent State Bank and Thomas E. Holder, Jr. dated November 2, 2011 (11)

10(xxxvii)+	Amendment No. 1 to Amended and Restated Directors’ Compensation Plan, dated as of November 14, 2011 (14)

10(xxxviii)	ARRA Letter Agreement, dated November 15, 2011, by and between Crescent Financial Bancshares, Inc. and the U.S. Department of the Treasury (9)

10(xxxix)	Registration Rights Agreement, dated November 18, 2011, by and between Crescent Financial Bancshares, Inc. and Piedmont Community Bank Holdings, Inc. (15)

10(xl)	Tax Sharing Agreement, effective as of December 22, 2011, between Piedmont Community Bank Holdings, Inc. and Crescent Financial Bancshares, Inc. (16)

10(xli)+	Separation and Release Agreement, dated as of January 30, 2012, by and among Crescent Financial Bancshares, Inc., Crescent State Bank and Michael G. Carlton (18)

10(xlii)+	Separation and Release Agreement, dated as of January 27, 2012, by and between Crescent State Bank and Thomas E. Holder, Jr. (18)

10(xliii)+	Separation and Release Agreement, dated as of February 13, 2012, by and between Crescent State Bank and Ray D. Vaughn (18)

10(xliv)+	Separation and Release Agreement, dated as of March 15, 2012, by and among Crescent Financial Bancshares, Inc., Crescent State Bank and Bruce W. Elder (18)

10(xlv)	Affiliate Services Agreement, entered into March 28, 2012, by and among Crescent Financial Bancshares, Inc., Crescent State Bank, Piedmont Community Bank Holdings, Inc. and VantageSouth Bank (18)

21	Subsidiaries (18)

23(i)	Consent of Dixon Hughes Goodman LLP*

23(ii)	Consent of Bryan Cave LLP (included as part of Exhibit 5)

24	Power of Attorney (included as part of the signature page of the registration statement on Form S-1)

* Filed herewith.
+ Management contracts and compensatory plans or arrangement.

1. Incorporated by reference from Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 5, 2001.

2. Incorporated by reference from Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 30, 2004.

3. Incorporated by reference from Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2006.

4. Incorporated by reference from Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2008.

5. Incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on December 31, 2008.

6. Incorporated by reference from Exhibit 99.1 to the Registration Statement on Form S-8, filed with the Securities and Exchange Commission on August 11, 2006.

7. Incorporated by reference from Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 27, 2009.

8. Incorporated by reference from Current Report on Form 8-K12G3 filed with the Securities and Exchange Commission on November 16, 2011.

9. Incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on November 17, 2011.

10. Incorporated by reference from Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission on November 8, 2011.

11. Incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on November 7, 2011.

12. Incorporated by reference from Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2011.

13. Incorporated by reference from Tender Offer Statement on Schedule TO filed by Piedmont Community Bank Holdings, Inc. with the Securities and Exchange Commission on November 8, 2011.

14. Incorporated by reference from Solicitation/Recommendation Statement on Schedule 14D-9/A filed with the Securities and Exchange Commission on November 17, 2011.

15. Incorporated by reference from Amendment No. 2 to Tender Offer Statement on Schedule TO filed by Piedmont Community Bank Holdings, Inc. with the Securities and Exchange Commission on November 18, 2011.

16. Incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2012.

17. Incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on January 14, 2009.

18. Incorporated by reference from Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2012.